                                                                  EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                        IBJ SCHRODER BANK & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


        New York                                                  13-5375195
(Jurisdiction of incorporation                                (I.R.S. employer
or organization if not a U.S. national bank)                 identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                        (Zip code)


                        IBJ SCHRODER BANK & TRUST COMPANY
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 858-2000
           (Name, address and telephone number of agent for service)

                                 AMF GROUP INC.
               (Exact name of obligor as specified in its charter)
             See Table of Subsidiary Guarantors on Schedule I hereto


         Delaware                                                 13-3873272
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

7313 Bell Creek Road
Mechanicsville, Virginia                                           23111
(Address of principal executive offices)                        (Zip code)


                   10 7/8% Senior Subordinated Notes due 2006
                         (Title of indenture securities)

Item  1.           General information

                   Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                         New York State Banking Department, Two Rector Street, New York, New York

                         Federal Deposit Insurance Corporation, Washington, D.C.

                         Federal Reserve Bank of New York Second District, 33 Liberty Street, New York, New York

         (b)       Whether it is authorized to exercise corporate trust powers.

                                       Yes

Item 2.            Affiliations with the Obligor.

                   If the obligor is an affiliate of the trustee, describe each such affiliation.

                   The obligor is not an affiliate of the trustee.

Item 13.           Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                      None

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                      None

Item 16.           List of exhibits.

                   List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22- 18460).

         *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

         *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5.        Not Applicable

         6. The consent of United States institutional trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of May, 1996.

                                               IBJ SCHRODER BANK & TRUST COMPANY

                                               By: /s/ Irene Teutonico
                                                   -----------------------------
                                                   Irene Teutonico
                                                   Assistant Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by AMF Group Inc. of its 10 7/8% Senior Subordinated Notes due 2006, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                               IBJ SCHRODER BANK & TRUST COMPANY

                                               By: /s/ Irene Teutonico
                                                   -----------------------------
                                                   Irene Teutonico
                                                   Assistant Vice President

Dated: May 31, 1996

                                    EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES


                          REPORT AS OF MARCH 31, 1996

                                                                                                    DOLLAR AMOUNTS
                                                                                                     IN THOUSANDS
                                                                                                    --------------

                                     ASSETS
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ...........................................  $   27,805
    Interest-bearing balances.......................................................................  $  142,919

Securities:    Held to Maturity.....................................................................  $  169,682
               Available-for-sale...................................................................  $   23,665

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold..............................................................................  $   63,801
    Securities purchased under agreements to resell.................................................  $       -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income..............................................$1,575,250
    LESS: Allowance for loan and lease losses.............................................$   55,396
    LESS: Allocated transfer risk reserve.................................................$       -0-
    Loans and leases, net of unearned income, allowance, and reserve................................  $1,519,854

Assets held in trading accounts.....................................................................  $      489

Premises and fixed assets...........................................................................  $    7,228

Other real estate owned.............................................................................  $      397

Investments in unconsolidated subsidiaries and associated companies.................................  $       -0-

Customers' liability to this bank on acceptances outstanding........................................  $      155

Intangible assets...................................................................................  $       -0-

Other assets........................................................................................  $   60,135


TOTAL ASSETS........................................................................................  $2,016,130

                                  LIABILITIES

Deposits:
    In domestic offices..................................................................  $  612,376
        Noninterest-bearing .................................................. $  174,044
        Interest-bearing ..................................................... $  438,332

    In foreign offices, Edge and Agreement subsidiaries, and IBFs........................  $  793,288
        Noninterest-bearing .................................................. $   16,090
        Interest-bearing ......................................................$  777,198

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased..............................................................  $   57,588
    Securities sold under agreements to repurchase.......................................  $       -0-

Demand notes issued to the U.S. Treasury.................................................  $   24,522

Trading Liabilities......................................................................  $      390

Other borrowed money:
    a) With original maturity of one year or less........................................  $  250,333
    b) With original maturity of more than one year......................................  $       -0-

Mortgage indebtedness and obligations under capitalized leases...........................  $       -0-

Bank's liability on acceptances executed and outstanding.................................  $      155

Subordinated notes and debentures........................................................  $       -0-

Other liabilities........................................................................  $   68,215


TOTAL LIABILITIES........................................................................  $1,806,867

Limited life preferred stock and related surplus.........................................  $       -0-


                                 EQUITY CAPITAL

Perpetual preferred stock................................................................  $       -0-

Common Stock.............................................................................  $   29,649

Surplus..................................................................................  $  217,008

Undivided profits and capital reserves...................................................  $  (37,419)

Plus:    Net unrealized gains (losses) on marketable equity securities...................  $       25

Cumulative foreign currency translation adjustments......................................  $       -0-


TOTAL EQUITY CAPITAL.....................................................................  $  209,263

TOTAL LIABILITIES AND EQUITY CAPITAL.....................................................  $2,016,130

                                                                      Schedule I

                         TABLE OF SUBSIDIARY GUARANTORS

The address and telephone number of the principal executive offices of each of the Subsidiary Guarantors listed below are the same as set forth for AMF Group Inc. All of such Subsidiary Guarantors are direct or indirect subsidiaries of AMF Group Inc.


                                                      STATE OR OTHER
                                                       JURISDICTION OF           I.R.S. EMPLOYER
         EXACT NAME OF REGISTRANT                     INCORPORATION              IDENTIFICATION
         AS SPECIFIED IN ITS CHARTER                   OR  ORGANIZATION              NUMBER
         ---------------------------                  -----------------          ---------------
AMF GROUP HOLDINGS INC.                               DELAWARE                    13-3873270
AMF BOWLING HOLDINGS INC.                             DELAWARE                    54-1790126
AMF BOWLING CENTERS HOLDINGS INC.                     DELAWARE                    54-1789642
AMF BOWLING, INC.                                     VIRGINIA                    54-1390740
AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC.           DELAWARE                    54-1789643
AMF BOWLING CENTERS, INC.                             VIRGINIA                    54-1221662
BUSH RIVER CORPORATION                                SOUTH CAROLINA              57-0707033
AMF BEVERAGE COMPANY OF OREGON, INC.                  OREGON                      54-1634960
KING LOUIE LENEXA, INC.                               KANSAS                      54-1540814
AMF BEVERAGE COMPANYOF W. VA., INC.                   WEST VIRGINIA               54-1800461
AMF BOWLING CENTERS SWITZERLAND INC.                  DELAWARE                    54-1792353
AMF BOWLING CENTERS (AUST) INTERNATIONAL INC.         VIRGINIA                    54-1492964
AMF BOWLING CENTERS (CANADA) INTERNATIONAL INC.       VIRGINIA                    54-1492976
AMF BOWLING CENTERS (HONG KONG) INTERNATIONAL INC.    VIRGINIA                    54-1493834
AMF BOWLING CENTERS INTERNATIONAL, INC.               VIRGINIA                    54-1493442
AMF BCO-UK ONE, INC.                                  VIRGINIA                    54-1511045
AMF BCO-UK TWO, INC.                                  VIRGINIA                    54-1511040
AMF BCO-FRANCE ONE, INC.                              VIRGINIA                    54-1513230
AMF BCO-FRANCE TWO, INC.                              VIRGINIA                    54-1513758
AMF BOWLING CENTERS SPAIN INC.                        DELAWARE                    54-1792351
AMF BOWLING MEXICO, HOLDING, INC.                     DELAWARE                    54-1467931
BOLICHES AMF, INC.                                    VIRGINIA                    54-1529631
AMF BCO-CHINA, INC.                                   VIRGINIA                    54-1768882
AMF BOWLING CENTERS CHINA, INC.                       VIRGINIA                    54-1768871